ARTICLES OF INCORPORATION

                                       OF

                           NATIONAL CITY CABLE, INC.


     ONE: The name of this corporation is:

NATIONAL CITY CABLE, INC.

     TWO:  The  purpose  of this  corporation  is to engage in any lawful act or activity for which a corporation may be organized under the General  Corporation

Law of California other than the banking  business,  the trust company business,

or the practice of a profession  permitted to be  incorporated by the California

Corporations Code.


     THREE:  The name and  address  in this State of the  corporation's  initial agent for service of process is:

        NAME                                    ADDRESS
        ----                                    -------

  DARVY MACK COHAN                      1205 Prospect Street, Suite 465
  Attorney at Law                       La Jolla, California 92037

     FOUR:  The  corporation  is authorized to issue two classes of shares to be designated  respectively "Class A Voting Common" and "Class B Nonvoting Common."

The number of Class A Voting  Common  Shares  authorized  is  4,250,000  and the number of Class B Nonvoting Common Shares authorized is 750,000.  Class A Voting

Common  Shares  shall be  issued  for such  valuable  consideration  as shall be determined by the Board of Directors.  Class B Nonvoting  Common shares shall be

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issued in such amounts as shall be determined by the Board of Directors only for business opportunities  provided to the corporation.  Except as herein provided,

no distinction  shall exist between the classes of shares of this corporation or the holders thereof for any other purposes.

     IN  WITNESS  WHEREOF,  the  undersigned,  who is the  incorporator  of this corporation,  has executed  these Articles of  Incorporation  on the 16th day of

March, 1989.



                                                /s/ Martin L. Altbaum
                                                --------------------------------
                                                Martin L. Albaum















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